EXHIBIT 99.1

Flowserve Corporation Reports First Quarter 2026 Results

Flowserve Business System Delivers Strong Execution; Reaffirms Full-Year EPS Guidance

DALLAS, April 29, 2026 – Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, reported its financial results for the first quarter ended March 31, 2026.

Highlights:

•	First quarter bookings of $1.15 billion, including:

•	Over $110 million of nuclear bookings

•	$680 million of aftermarket bookings

•	First quarter operating margin of 11.2% decreased 30 basis points and adjusted[1] operating margin[2] of 15.1% expanded 230 basis points compared to the prior year period

•	First quarter reported EPS of $0.64 and adjusted EPS[3] of $0.85

•

Reported and adjusted EPS include a $0.19 benefit from recoverable IEEPA tariffs, offset by a ($0.06) impact from a taxing authority matter in Latin America and a ($0.06) headwind related to ongoing conflict in the Middle East

•	Reaffirmed full-year 2026 adjusted EPS guidance[3] of $4.00 to $4.20

•	Supported Middle East customers with their critical infrastructure needs while prioritizing employee safety

Management Commentary:

“Our consistent execution of the Flowserve Business System resulted in strong margin and earnings expansion in the first quarter,” said Scott Rowe, Flowserve’s President and Chief Executive Officer. “I am proud of our global team’s continued demonstration of discipline and resilience in a highly dynamic environment. As we navigate the effects of the Middle East conflict, our priority remains employee safety while supporting our customers to ensure mission-critical flow control assets continue to operate.”

Rowe continued, “Looking ahead to the balance of 2026, I am confident that our focus on operational excellence and consistent execution will enable us to successfully manage through the evolving environment and capitalize on near-term opportunities. The underlying fundamentals of our business and end markets are robust, and we continue to maintain a favorable outlook supported by global megatrends and confidence in our proven growth strategy. Together, these factors position us well to drive value creation for our shareholders while progressing toward our 2030 sales, earnings, and operating margin expansion targets.”

Key Figures (unaudited):

(dollars in millions, except per share)	Q1 2026	Q1 2025	Change
Original Equipment Bookings	$467.9	$537.8	(13.0%)
Aftermarket Bookings	$680.3	$688.6	(1.2%)

Total Bookings	$1,148.2	$1,226.4	(6.4%)
Organic Sales[4]			(10.5%)
Acquisition/Divestiture Impact			20 bps
Foreign Exchange Impact			360 bps

Reported Sales	$1,068.3	$1,144.5	(6.7%)
Operating Margin	11.2%	11.5%	(30 bps )
Adjusted Operating Margin	15.1%	12.8%	230 bps
Earnings Per Share (EPS)	$0.64	$0.56	14.3%
Adjusted Earnings Per Share (EPS)	$0.85	$0.72	18.1%
Cash From Operations	($43.1)	($49.9)	$6.8
Backlog	$2,945.9	$2,902.9	1.5%

2026 Guidance3:

The Company updated 2026 guidance:

	Prior	Current
Organic Sales Growth	+1% to +3%	(1%) to +2%

Impact From Acquisition/Divestiture	Approx. +300 bps	Approx. +300 bps

Impact From Foreign Exchange Translation	Approx. +100 bps	Approx. +100 bps

Total Sales Growth	+5% to +7%	+3% to +6%

Adjusted EPS	$4.00 to $4.20	$4.00 to $4.20

Net Interest Expense	Approx. $80 million	Approx. $85 million

Adjusted Tax Rate	21% to 22%	21% to 22%

Capital Expenditures	$90 million to $100 million	$90 million to $100 million

2

Full-year 2026 guidance assumes the acquisition of Trillium Flow Technologies’ Valves Division closes mid-year 2026 and, including incremental interest expense related to financing the acquisition, the acquisition will be roughly neutral to 2026 adjusted EPS. The guidance also assumes tariff rates in place as of April 2026.

Webcast and Conference Call Instructions:

Flowserve will host its conference call to discuss first quarter results on Thursday, April 30, 2026, at 10:00 a.m. Eastern Time. The call can be accessed by shareholders and other interested parties on Flowserve’s Investors page.

Footnotes

[1]

See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (unaudited) tables for a detailed reconciliation of reported results to adjusted measures.

[2]	Adjusted operating margin is calculated by dividing adjusted operating income by sales. Adjusted operating income is derived by excluding the adjusted items.
[3]

Adjusted earnings per share (EPS) excludes realignment expenses, the impact from other specific discrete and below-the-line foreign currency effects and utilizes the then-applicable FX rates and fully diluted shares. Adjusted full-year 2026 EPS guidance excludes certain other discrete items which may arise during the year.

[4]

Organic is defined as the change in sales, as defined by U.S. GAAP, excluding the impacts of currency translation and acquisitions and divestitures. The impact of currency translation is calculated by translating current year results on a monthly basis at prior year exchange rates for the same period.

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended March 31,
(Amounts in thousands, except per share data)	2026	2025
Sales	$1,068,269	$1,144,543
Cost of sales	(688,428)	(775,209)

Gross profit	379,841	369,334
Selling, general and administrative expense	(263,400)	(243,177)
Net earnings from affiliates	2,991	5,732

Operating income	119,432	131,889
Interest expense	(20,431)	(19,175)
Interest income	1,500	1,745
Other income (expense), net	6,999	(17,259)

Earnings before income taxes	107,500	97,200
Provision for income taxes	(21,131)	(17,743)

Net earnings, including noncontrolling interests	86,369	79,457
Less: Net earnings attributable to noncontrolling interests	(4,688)	(5,552)

Net earnings attributable to Flowserve Corporation	$81,681	$73,905

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.64	$0.56
Diluted	0.64	0.56
Weighted average shares – basic	127,493	131,566
Weighted average shares – diluted	128,620	132,670

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands, except per share data)

Three Months Ended March 31, 2026	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$379,841	$263,400	$119,432	$6,999	$21,131	$81,681	19.7%	0.64
Reported as a percent of sales	35.6%	24.7%	11.2%	0.7%	2.0%	7.6%
Realignment charges (a)	16,502	(12,465)	28,967	—	4,443	24,524	15.3%	0.19
Acquisition and divestiture related (b)(c)	—	(8,588)	8,588	—	2,150	6,438	25.0%	0.05
Purchase accounting step-up and intangible asset amortization (d)	1,013	(2,245)	3,258	—	523	2,735	16.1%	0.02
Discrete items (e)(f)(g)	31	(674)	705	1,500	519	1,686	23.5%	0.01
Below-the-line foreign exchange impacts (h)	—	—	—	(9,038)	(1,601)	(7,437)	17.7%	(0.06)

Adjusted	$397,387	$239,428	$160,950	$(539)	$27,165	$109,627	19.2%	0.85

Adjusted as a percent of sales	37.2%	22.4%	15.1%	-0.1%	2.5%	10.3%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs, net of a $5,300 gain associated with a sale-leaseback transaction related to a FCD facility closure.

(b)	Charge represents $7,791 of acquisition and integration related costs associated with the Greenray and Trillium Valves acquisitions.

(c)	Charge represents $797 of costs associated with other strategic acquisition and divestiture activities.

(d)	Charge represents amortization of acquisition related intangible assets associated with the MOGAS and Greenray acquisitions.

(e)

Charge represents $277 of non-cash share-based compensation expense associated with a one-time discretionary restricted stock grant, subject to three-year cliff vesting, provided to certain employees in conjunction with the freeze of our US Qualified pension plan.

(f)	Charge includes $1,500 for a non-cash pension settlement accounting loss incurred in conjunction with the freeze of our US Qualified pension plan.

(g)	Charge represents $428 of transaction costs related to the divestiture of our asbestos-related assets and liabilities.

(h)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Three Months Ended March 31, 2025	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$369,334	$243,177	$131,889	$(17,259)	$17,743	$73,905	18.3%	0.56
Reported as a percent of sales	32.3%	21.2%	11.5%	-1.5%	1.6%	6.5%
Realignment charges (a)	10,015	1,304	8,711	—	1,871	6,840	21.5%	0.05
Acquisition related (b)	—	(1,281)	1,281	—	301	980	23.5%	0.01
Purchase accounting step-up and intangible asset amortization (c)	3,475	(1,300)	4,775	—	1,361	3,414	28.5%	0.03
Discrete items (d)(e)	33	(383)	416	1,500	451	1,465	23.5%	0.01
Below-the-line foreign exchange impacts (f)	—	—	—	11,373	2,445	8,928	21.5%	0.07

Adjusted	$382,857	$241,517	$147,072	$(4,386)	$24,172	$95,532	19.3%	0.72

Adjusted as a percent of sales	33.5%	21.1%	12.8%	-0.4%	2.1%	8.3%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $1,500 is non-cash.

(b)	Charge represents acquisition and integration related costs associated with the MOGAS acquisition.

(c)	Charge represents amortization of step-up in value of acquired inventories and acquisition related intangible assets associated with the MOGAS acquisition.

(d)

Charge represents $416 of non-cash share-based compensation expense associated with a one-time discretionary restricted stock grant, subject to three-year cliff vesting, provided to certain employees in conjunction with the freeze of our US Qualified pension plan.

(e)	Charge includes $1,500 for a non-cash pension settlement accounting loss incurred in conjunction with the freeze of our US Qualified pension plan.

(f)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

SEGMENT INFORMATION

(Unaudited)

FLOWSERVE PUMPS DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2026	2025
Bookings	$773.9	$852.9
Sales	744.5	783.1
Gross profit	269.9	268.5
Gross profit margin	36.3%	34.3%
SG&A	147.2	137.7
Segment operating income	125.8	136.5
Segment operating income as a percentage of sales	16.9%	17.4%

FLOW CONTROL DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2026	2025
Bookings	$374.2	$376.0
Sales	327.6	364.1
Gross profit	108.9	100.2
Gross profit margin	33.3%	27.5%
SG&A	67.2	68.7
Segment operating income	41.7	31.5
Segment operating income as a percentage of sales	12.7%	8.6%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands)

Flowserve Pumps Division

Three Months Ended March 31, 2026	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$269,927	$147,168	$125,751
Reported as a percent of sales	36.3%	19.8%	16.9%
Realignment charges (a)	10,088	(4,141)	14,229
Discrete items (b)	24	(48)	72
Acquisition related (c)	—	(39)	39
Purchase accounting step-up and intangible asset amortization (d)	1,013	(945)	1,958

Adjusted	$281,052	$141,995	$142,049

Adjusted as a percent of sales	37.7%	19.1%	19.1%

Flow Control Division

Three Months Ended March 31, 2026	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$108,947	$67,231	$41,716
Reported as a percent of sales	33.3%	20.5%	12.7%
Realignment charges (a)	6,414	5,021	1,393
Discrete items (b)	5	(55)	60
Acquisition related (c)	—	(7,738)	7,738
Purchase accounting step-up and intangible asset amortization (d)	—	(1,300)	1,300

Adjusted	$115,366	$63,159	$52,207

Adjusted as a percent of sales	35.2%	19.3%	15.9%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs, net of a $5,300 gain associated with a sale-leaseback transaction related to a FCD facility closure.

(b)

Charge represents non-cash share-based compensation expense associated with a one-time discretionary restricted stock grant, subject to three-year cliff vesting, provided to certain employees in conjunction with the freeze of our US Qualified pension plan.

(c)	Charge represents acquisition and integration related costs associated with the Greenray and Trillium Valves acquisitions within FPD and FCD, respectively.

(d)	Charge represents amortization of acquisition related intangible assets associated with the Greenray and MOGAS acquisitions within FPD and FCD, respectively.

Three Months Ended March 31, 2025	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$268,462	$137,680	$136,515
Reported as a percent of sales	34.3%	17.6%	17.4%
Realignment charges (a)	2,979	998	1,981
Discrete items (b)	28	(125)	153

Adjusted	$271,469	$138,553	$138,649

Adjusted as a percent of sales	34.7%	17.7%	17.7%

Three Months Ended March 31, 2025	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$100,187	$68,705	$31,482
Reported as a percent of sales	27.5%	18.9%	8.6%
Realignment charges (a)	7,102	121	6,981
Acquisition related (c)	—	(1,281)	1,281
Purchase accounting step-up and intangible asset amortization (d)	3,475	(1,300)	4,775
Discrete items (b)	4	(64)	68

Adjusted	$110,768	$66,181	$44,587

Adjusted as a percent of sales	30.4%	18.2%	12.2%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $1,500 is non-cash.

(b)

Charge represents share-based compensation expense associated with a one-time discretionary restricted stock grant, subject to three-year cliff vesting, provided to certain employees in conjunction with the freeze of our US Qualified pension plan.

(c)	Charge represents acquisition and integration-related costs associated with the MOGAS acquisition.

(d)	Charge represents amortization of step-up in value of acquired inventories and acquisition related intangible assets associated with the MOGAS acquisition.

Segment Results

(Unaudited)

Flowserve Pumps Division

(dollars in millions)	Q1 2026	Q1 2025	Change
Organic Bookings			(13.6%)
Acquisition / Divestiture Impact			0.3%
FX Impact (a)			4.0%

Total Bookings (b)	$774	$853	(9.3%)
Organic Sales			(9.5%)
Acquisition / Divestiture Impact			0.3%
FX Impact (a)			4.3%

Reported Sales (b)	$745	$783	(4.9%)
Gross Margin	36.3%	34.3%	200 bps
Adjusted Gross Margin (c)	37.7%	34.7%	300 bps
Operating Margin	16.9%	17.4%	(50 bps )
Adjusted Operating Margin (d)	19.1%	17.7%	140 bps
Backlog (b)	$2,076	$2,019	2.8%

Flowserve Control Division

(dollars in millions)	Q1 2026	Q1 2025	Change
Organic Bookings			(2.9%)
Acquisition / Divestiture Impact			0.0%
FX Impact (a)			2.4%

Total Bookings (b)	$374	$376	(0.5%)
Organic Sales			(12.1%)
Acquisition / Divestiture Impact			0.0%
FX Impact (a)			2.1%

Reported Sales (b)	$328	$364	(10.0%)
Gross Margin	33.3%	27.5%	580 bps
Adjusted Gross Margin (c)	35.2%	30.4%	480 bps
Operating Margin	12.7%	8.6%	410 bps
Adjusted Operating Margin (d)	15.9%	12.2%	370 bps
Backlog (b)	$876	$889	(1.5%)

(a)	Foreign exchange (FX) impact reflects a year-over-year change in foreign currency translation.
(b)	Bookings, sales, and backlog do not include interdivision eliminations.

(c)

Adjusted gross margin is a non-GAAP financial measure. Adjusted gross margin is calculated by dividing adjusted gross profit by sales. Adjusted gross profit is derived by excluding realignment charges and other specific discrete items. See the Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (unaudited).

(d)	Adjusted operating margin excludes realignment charges and other specific discrete items.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(Amounts in thousands, except par value)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$792,354	$760,183
Accounts receivable, net of allowance for expected credit losses of $84,394 and $83,094, respectively	958,985	1,029,095
Contract assets, net of allowance for expected credit losses of $6,331 and $6,028, respectively	357,487	322,472
Inventories	809,583	789,898
Prepaid expenses and other	136,204	141,237

Total current assets	3,054,613	3,042,885
Property, plant and equipment, net of accumulated depreciation of $1,219,307 and $1,224,912, respectively	559,223	566,751
Operating lease right-of-use assets, net	165,222	166,031
Goodwill	1,381,437	1,391,988
Deferred taxes	156,422	156,250
Other intangible assets, net	194,442	198,475
Other assets, net of allowance of expected credit losses of $66,091 and $66,047, respectively	221,801	185,820

Total assets	$5,733,160	$5,708,200

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$520,392	$554,243
Accrued liabilities	499,611	587,475
Contract liabilities	269,165	274,669
Debt due within one year	52,972	49,868
Operating lease liabilities	35,466	35,630

Total current liabilities	1,377,606	1,501,885
Long-term debt due after one year	1,662,000	1,525,210
Operating lease liabilities	139,887	149,565
Retirement obligations and other liabilities	273,415	277,216
Shareholders’ equity:
Preferred shares, $1.00 par value
Shares authorized – 1,000, no shares issued	—	—
Common shares, $1.25 par value
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectively	220,991	220,991
Capital in excess of par value	486,518	508,890
Retained earnings	4,315,243	4,261,977
Treasury shares, at cost – 49,215 and 49,763 shares, respectively	(2,218,764)	(2,231,685)
Deferred compensation obligation	6,676	6,629
Accumulated other comprehensive loss	(598,359)	(575,405)

Total Flowserve Corporation shareholders’ equity	2,212,305	2,191,397
Noncontrolling interests	67,947	62,927

Total equity	2,280,252	2,254,324

Total liabilities and equity	$5,733,160	$5,708,200

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
(Amounts in thousands)	2026	2025
Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$86,369	$79,457
Adjustments to reconcile net earnings to net cash (used) provided by operating activities:
Depreciation	20,329	18,831
Amortization of intangible and other assets	3,731	5,571
Stock-based compensation	10,716	8,656
Foreign currency, asset write downs and other non-cash adjustments	(14,525)	(7,350)
Change in assets and liabilities:
Accounts receivable, net	63,517	(50,679)
Inventories	(24,604)	8,804
Contract assets, net	(38,454)	(9,447)
Prepaid expenses and other assets, net	(8,940)	6,669
Accounts payable	(32,385)	(16,861)
Contract liabilities	(3,722)	(3,648)
Accrued liabilities	(110,074)	(89,467)
Retirement obligations and other liabilities	5,027	(5,448)
Net deferred taxes	(65)	4,978

Net cash flows (used) by operating activities	(43,080)	(49,934)

Cash flows – Investing activities:
Capital expenditures	(16,899)	(11,738)
Proceeds from disposal of assets	9,719	462

Net cash flows (used) by investing activities	(7,180)	(11,276)

Cash flows – Financing activities:
Payments on term loan	(9,375)	(9,375)
Proceeds under revolving credit facility	150,000	—
Proceeds under other financing arrangements	391	150
Payments under other financing arrangements	(2,610)	(101)
Repurchases of common shares	—	(21,088)
Payments related to tax withholding for stock-based compensation	(22,635)	(11,063)
Payments of dividends	(26,722)	(27,617)
Contingent consideration payment related to acquired business	—	(15,000)
Other	(529)	(138)

Net cash flows (used) provided by financing activities	88,520	(84,232)
Effect of exchange rate changes on cash and cash equivalents	(6,089)	10,805

Net change in cash and cash equivalents	32,171	(134,637)
Cash and cash equivalents at beginning of period	760,183	675,441

Cash and cash equivalents at end of period	$792,354	$540,804

About Flowserve:

Flowserve Corporation is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the Company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the Company’s website at www.flowserve.com.

Flowserve Contacts

Investor Contacts:

Brian Ezzell, Vice President, Investor Relations, Treasurer & Corporate Finance	(469) 420-3222
Olivia Webb, Director, Investor Relations	(469) 420-3223

Media Contact: media@flowserve.com

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: economic, political and other risks associated with our international operations, including military actions, trade embargoes, blockades or other closures of major trade lanes, epidemics or pandemics and changes to tariffs or trade agreements that could affect customer markets, particularly North African, Latin American, Asian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control,

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foreign corrupt practice laws, economic sanctions and import laws and regulations; global supply chain disruptions and the current inflationary environment could adversely affect the efficiency of our manufacturing and increase the cost of providing our products to customers; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from any restructuring and realignment initiatives, our business could be adversely affected; the substantial dependence of our sales on the success of the energy, chemical, power generation and general industries; the adverse impact of volatile raw materials prices on our products and operating margins; the impact of public health emergencies, such as outbreaks of epidemics, pandemics, and contagious diseases, on our business and operations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; potential adverse effects resulting from the implementation of new tariffs and related retaliatory actions and changes to or uncertainties related to tariffs and trade agreements; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Argentina; potential adverse consequences resulting from litigation to which we are a party; expectations regarding acquisitions and the integration of acquired businesses; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; if we are not able to maintain our competitive position by successfully developing and introducing new products and integrate new technologies, including artificial intelligence and machine learning; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the United States, as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

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